EXHIBIT 10.19
GREAT WESTERN LAND AND RECREATION, INC.
CODE OF BUSINESS ETHICS

Great Western and each of its employees and contract managers, must conduct their affairs with uncompromising honesty and integrity. Business ethics are no different than personal ethics. The same high standard applies to both. As Great Western employee you are required to adhere to the highest standards. You are expected to be honest and ethical in dealing with other Great Western employees, with clients, vendors and all other third parties. Doing the right thing means doing it right every time.

Misconduct cannot be excused because it was directed or requested by another. In this regard, you are expected to alert management whenever an illegal, dishonest or unethical act is discovered or suspected. You will never be penalized for reporting your discoveries or suspicions.

The following Code of Business Ethics formally documents our existing policies. It applies to all officers, directors, employees and contract managers, and will be rigorously enforced. Anyone who violates the Code is subject to disciplinary action and possible discharge.

POLICY

Conflicts of Interest must be Avoided. You should not engage in any act that might result in a conflict (or even the appearance of a conflict) between Great Western’s interest and your own or another person’s or organization’s interests. You should also be free from any interest or influence that would make it difficult to give Great Western your best efforts and undivided attention. For example, there is a likely conflict of interest if you:

•	cause Great Western to engage in business transactions with relatives or friends other than in the ordinary course of business;

•	use nonpublic Great Western, client or vendor information for personal gain by you, relatives or friends (including securities transactions based on such information);

•	have more than a modest financial interest in Great Western’s vendors, clients or competitors;

•	receive a loan, or guarantee of obligations, from Great Western or a third party as a result of your position at Great Western; or

•	compete, or prepare to compete, with Great Western while still employed by Great Western.

There are other situations in which a conflict of interest may arise. If you have concerns about any situation, follow the steps outlined in the Section on “Reporting Ethical Violations.”

Business Opportunities belong to Great Western. You should not take advantage or allow others to take advantage of any business opportunity in which Great Western has (or can reasonably be expected to have) an interest. Business opportunities of Great Western include any opportunity discovered through the use of Company property, information or position.

Outside Work is Permitted, but with Limitations. You may do a limited amount of work for outside organizations on your own time if this work does not interfere in any way with the effective performance of your Great Western job. However, the other organizations must not have business dealings with or compete with Great Western and your outside work must not be harmful to Great Western’s interests or reputation.

Gifts, Bribes and Kickbacks. Other than modest gifts valued at less than $100 given or received in the normal course of business (including travel or entertainment) or a normal bank loan, neither you nor your relatives may give gifts to, or receive gifts from, Great Western’s clients and vendors. Other gifts may be given or accepted only with prior approval of Great Western’s Chief Executive Officer or its Chief Financial Officer. You must avoid even the appearance of impropriety in any situation involving a client, vendor or other organization that currently has (or is likely to have) business dealings with Great Western. In no event should you put Great Western or yourself in a position that would be embarrassing if the gift was made public.

Dealing with government employees and contractors is often different than dealing with private persons. Many governmental bodies strictly prohibit the receipt of any gratuities by their employees, including meals and entertainment. You must be aware of and strictly follow these prohibitions.

Anyone who pays or receives bribes or kickbacks will be immediately terminated and reported, as warranted, to the appropriate authorities. A kickback or bribe includes any item intended to improperly obtain favorable treatment.

Political Contributions on Behalf of Great Western are Restricted. No Great Western funds may be used for making contributions of any kind to any political organization or candidate or holder of any federal, state or local government office unless the contributions have been approved by Great Western’s Board of Directors. As a private citizen you should, if you desire, vote and participate in governmental activities, but you should not use the name of Great Western in connection with these activities.

Corporate Assets are Intended for Corporate Purposes. Great Western’s assets and the services of Great Western’s personnel are intended to be used only for Great Western’s business purposes. You may not remove, loan, give, sell or otherwise dispose of any equipment, tools, materials, supplies or other property owned by Great Western without proper authorization. Employees may make limited non-business use of Great Western’s electronic communications systems, provided that such use: (i) is occasional; (ii) does not interfere with the associate’s professional responsibilities; (iii) does not diminish productivity; and (iv) does not violate this Code.

Great Western’s Confidential Information must be Protected. You are responsible for protecting and keeping strictly confidential Great Western’s business plans, financial documents,

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customer information, and other trade secrets or proprietary information. Do not communicate this information to outsiders unless you have been authorized to do so, and do not share this information with other employees except on a “need-to-know” basis. You should also follow any specific confidentiality procedures that may be issued from time-to-time. Using confidential information for your personal benefit or in any way not directly related to your duties as a Great Western employee is prohibited. Your obligation to keep this kind of information confidential continues even if you leave Great Western.

Receipt and use of Trade Secrets and Confidential Information of Others is Restricted. You may receive and use trade secrets and other confidential information from an outsider only on the basis of a written understanding that has been reached with the outsider that the information need not be treated as confidential or as otherwise specified in a written understanding approved by Great Western’s Chief Financial Officer. You should also keep confidential the trade secrets and confidential information of your former employer.

Our Actions in the Marketplace will be Lawful, Ethical and Fair. You have an obligation to protect Great Western’s relations with its customers and suppliers by acting lawfully, ethically and fairly. Aggressive selling should not include misstatements, innuendo or rumors about our competition or their products and financial condition. Do not make unsupportable promises concerning Great Western’s products. Any questions about what action is required in any particular situation in order to meet this standard should be referred to your immediate supervisor or, if appropriate, Great Western’s Chief Financial Officer or another officer of the Company.

Company Records must be Properly Maintained. You should not create (or fail to create or destroy) any Great Western records, including expense reports, in order to falsify or obscure the true nature of any payment, transaction or other activity. In no case may documents involved in a pending or threatened litigation, government inquiry or under subpoena or other information request, be discarded or destroyed. In addition, you may never destroy, alter, or conceal, with an improper purpose, any record or otherwise impede any official proceeding, either personally, in conjunction with, or by attempting to influence, another person.

Applicable Laws and Regulations will be Respected. You must abide by all applicable laws and regulations, including insider trading laws and Regulation FD (fair disclosure). If you have any questions concerning the application or interpretation of laws and regulations that may relate to your business activities, consult Great Western’s Chief Financial Officer. Because of the complexity of certain types of laws, such as those relating to employment and insider trading, Great Western has developed specific policies for such areas. Here again, you should consult Great Western’s Chief Financial Officer should you have any questions.

Waivers. The Code of Business Ethics applies to all Great Western officers, employees and members of the Board of Directors. There shall be no waiver of any part of the Code, except by a vote of the Board of Directors or a designated committee, which will ascertain whether a waiver is appropriate and ensure that the waiver is accompanied by appropriate controls designed to protect Great Western.

Reporting Violations and Requesting Clarifications. You are encouraged to report violations

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of laws, rules, regulations or this Code to your immediate supervisor or, if this is not feasible or you feel your concerns have not been resolved, to Great Western’s Chief Financial Officer or another officer of the Company. It is our policy not to retaliate for any reports made in good faith.

You may also report concerns regarding the matters addressed in this policy or any questionable accounting or auditing matters with respect to Great Western on a confidential and anonymous basis by sending a detailed note, with relevant documents, directly to the Outside (non-employee) Directors of Great Western’s Board of Directors, c/o Dan Tracy, 88 Wood Pond Road, West Hartford, CT 06107-3541. Your calls, detailed notes and/or emails will be dealt with confidentially. You have the commitment of Great Western and of the members of Great Western’s Board of Directors that you will be protected from retaliation.

Refer any Questions to Management. No set of ethical guidelines can cover every situation that might arise. If you have any questions or concerns about the ethical propriety of any actions you have taken or may be about to take, you should seek clarification. If you have any questions or concerns regarding this Code or any matter covered by this Code, you should contact Great Western’s Chief Financial Officer or another officer of the Company.

The Board of Directors will have final responsibility for the interpretation and administration of the Code. Only the Board of Directors (or a committee of the Board) may grant waivers of any of the provisions of this Code. Protection of our reputation for integrity and honesty, and for acting in good faith in all of our dealings requires the continuous efforts of each of us in all of our business activities.

CONCLUSION

In the final analysis you are the guardian of Great Western’s ethics. While there are no universal rules, when in doubt ask yourself:

•	Will my actions be ethical in every respect and fully comply with the law and with Great Western’s policies?

•	Will my actions have the appearance of impropriety?

•	Will my actions be questioned by my supervisors, associates, clients, family and the general public?

•	Am I trying to fool anyone, including myself, as to the propriety of my actions?

If you are uncomfortable with your answer to any of the above, you should not take the contemplated actions without first discussing them with your local management. If you are still uncomfortable, please follow the steps outlined above in the Section on “Reporting Violations.”

Anyone who ignores or violates any of Great Western’s ethical standards, and any manager who penalizes a subordinate for trying to follow these ethical standards, will be subject to corrective action, including immediate dismissal. However, it is not the threat of discipline that should govern your actions. We hope you share our belief that a dedicated commitment to ethical behavior is not only the right thing to do, but it is also good business.

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CONFIDENTIAL

GREAT WESTERN LAND AND RECREATION, INC.
CODE OF BUSINESS ETHICS
NEW EMPLOYEE CERTIFICATION

I hereby certify to Great Western Land and Recreation, Inc. as follows:

•	I have received and read a copy of the Great Western Land and Recreation, Inc. Code of Business Ethics (the “Code”).

•	Any questions I may have had about the meaning of any provisions of the Code have been answered to my satisfaction.

•	I understand the importance of complying with the provisions of the Code, and I will comply with such provisions in the future, including the requirement to disclose to Great Western possible violations as I discover them.

Dated: .
(Signature)

(Print Your Name)

CONFIDENTIAL

BY , 2003, DETACH POLICY STATEMENT AND RETURN THIS PAGE TO RON O’CONNOR

GREAT WESTERN LAND AND RECREATION, INC.
CODE OF BUSINESS ETHICS
2003 EMPLOYEE CERTIFICATION

I hereby certify to Great Western Corporation as follows:

•	I have received and will retain a copy of the Great Western Land and Recreation, Inc. Code of Business Ethics (the “Code”) that was attached to this Certification.

•	Any questions I may have had about the meaning of any provisions of the Code have been answered to my satisfaction.

•	I understand the importance of complying with the provisions of the Code, and I will comply with such provisions in the future, including the requirement to disclose to Great Western possible violations as I discover them.

Dated:
(Signature)

(Print Your Name)

GREAT WESTERN LAND AND RECREATION, INC.
SUPPLEMENTAL CODE OF ETHICS
FOR SENIOR OFFICERS

This Supplemental Code of Ethics applies to senior officers of Great Western Land and Recreation, Inc. and is a supplement to the Great Western Land and Recreation, Inc. Code of Business. Senior officers subject to this Supplemental Code of Ethics consist of Great Western’s Board of Directors, its principal executive officer, principal financial officer and controller or principal accounting officer, or persons performing similar functions.

Duties of Honesty and Integrity. Your conduct in the performance of your duties for Great Western must be honest and ethical, including the ethical handling of actual or apparent conflicts of interest between personal and professional interests. You may not engage in any act that might result in a conflict (or even the appearance of a conflict) between Great Western’s interest and your own or another person’s or organization’s interests. If you are aware of any transaction or relationship that reasonably could be expected to give rise to such a conflict, you should promptly notify the Audit Committee or Great Western’s legal counsel.

Full Disclosure in SEC Reports. You are responsible to promote and oversee systems and procedures reasonably designed to facilitate Great Western’s ability to provide full, fair, accurate, timely and understandable disclosure in reports and documents that Great Western files with, or submits to, the SEC and in other public communications made by Great Western.

Improper Influence on Audits is Prohibited. You may not take or facilitate any action to fraudulently influence, coerce, manipulate or mislead Great Western’s independent auditors for the purpose of rendering the Great Western’s financial statements materially misleading.

Compliance with Rules and Regulations. You must comply with all applicable laws and regulations, including federal securities laws and regulations. If you have any questions regarding the application or interpretation of any such laws or regulations, you should consult with Great Western’s legal counsel.

Promote Ethical Behavior. You should actively promote honest and ethical behavior both within and outside of Great Western.

Reporting of Illegal or Unethical Behavior. You must promptly report any violations of laws, rules, regulations or the Great Western Code of Ethics to Great Western’s Chief Financial Officer or another officer of the Company. If you receive any report of such a violation, you should appropriately and diligently address the matter, including, if appropriate, consulting with the Audit Committee or Great Western’s legal counsel.

GREAT WESTERN LAND AND RECREATION, INC.
SUPPLEMENTAL CODE OF ETHICS FOR SENIOR OFFICERS
2003 EMPLOYEE CERTIFICATION

I hereby certify to Great Western Corporation as follows:

•	I have received and will retain a copy of the Great Western Land and Recreation, Inc. Supplemental Code of Ethics for Senior Officers (the “Code”) that was attached to this Certification.

•	Any questions I may have had about the meaning of any provisions of the Code have been answered to my satisfaction.

•	I understand the importance of complying with the provisions of the Code, and I will comply with such provisions in the future, including the requirement to disclose to Great Western possible violations as I discover them.

Dated:
(Signature)

(Print Your Name)

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